Exhibit 99.1

                            Schick Technologies, Inc.
      Fiscal 2004 Second Quarter Earnings Release Scheduled for November 5

LONG ISLAND CITY, N.Y., October 29, 2003 -- Schick Technologies, Inc. (OTCBB:
SCHK) a leader in proprietary digital imaging technologies for the dental market, today announced it will report its financial results for the fiscal year 2004 second quarter ended September 30, 2003 on Wednesday, November 5, at 4:00 pm EST, (Eastern Standard Time), and hold its conference call on Wednesday, November 5 commencing at 5:00 pm EST.

      What:          Schick Technologies Fiscal Year 2004 Second Quarter
                     Conference Call

      When:          Wednesday, November 5, 2003, 5:00 p.m. EST

                     Webcast address: www.companyboardroom.com, www.streetevents.com, or www.schicktech.com

    Dial-in numbers: 800-901-5217, passcode #47173629 and
                     617-786-4511 - (international).

    Contact: Lester Rosenkrantz, Cameron Associates, 212-554-5486 lester@cameronassoc.com

If you are unable to participate, an audio digital replay of the call will be available from Wednesday, November 5 at 7:00 p.m. EST until Midnight EST on November 18 by dialing 1-888-286-8010 (domestic) or 617- 801-6888
(international) using confirmation code #44139782. A web archive will be available for 30 days at www.companyboardroom.com, www.streetevents.com or www.schicktech.com

The Company's earnings release, which is expected to be issued on November 5, 2003, and any other financial and statistical information disclosed by the Registrant during the conference call will be available in the "Investors" section of Registrant's web site at http://www.schicktech.com.

About Schick Technologies

Schick Technologies, Inc., an ISO 9001 certified company, designs, develops, and manufactures innovative digital radiographic imaging systems and devices for the dental and medical markets. The Company's products, which are based on proprietary digital imaging technologies, create instant high-resolution radiographs and offer significant advantages over conventional x-ray devices.